UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GRAPHON CORPORATION
(Name of Registrant as Specified In Its Charter)

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GRAPHON CORPORATION
5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2009

To the Stockholders of
GraphOn Corporation:

NOTICE IS GIVEN that the 2009 annual meeting of stockholders of GraphOn Corporation will be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060, on Wednesday, November 18, 2009 at 10:00 a.m., local time, for the following purposes:

I.	To elect one director to Class I of the board of directors to serve for a three-year term.

II.	To ratify the selection of Macias Gini & O’Connell LLP as our independent auditors for the fiscal year ending December 31, 2009.

III.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on October 15, 2009 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

/s/ William Swain
William Swain
Secretary

Santa Cruz, California
October 15, 2009

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

GRAPHON CORPORATION
5400 Soquel Avenue, Suite A-2
Santa Cruz, California
_____________________

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
_____________________

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

This proxy statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of GraphOn Corporation for the 2009 Annual Meeting of Stockholders to be held at the Hilton Santa Cruz/Scotts Valley, 6001 La Madrona Drive, Santa Cruz, California 95060 on Wednesday, November 18, 2009 at 10:00 a.m., local time. We invite you to attend in person.

Availability of Proxy Materials on the Internet

We are providing you access to this proxy statement, the accompanying form of proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2008 both by sending you these proxy materials and by notifying you of the availability of these proxy materials on the Internet. These proxy materials were first mailed to our stockholders on or about October 19, 2009. These proxy materials are available on the Internet at http://proxymaterials.graphon.com.

Voting Information

Record date

The record date for the Annual Meeting is October 15, 2009. You may vote all shares of our common stock that you owned as of the close of business on that date. On October 15, 2009, there were 46,834,292 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How to vote

You may vote by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided. If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you also may be able to vote by telephone or the Internet by following the instructions on the vote instruction card or as otherwise indicated by your broker, bank, or other nominee.

 All stockholders as of the close of business on October 15, 2009 can attend the Annual Meeting. You may also vote at the Annual Meeting if you are a stockholder of record (that is, your shares are directly registered in your name on our books and not held through a broker, bank or other nominee). In order to vote at the Annual Meeting shares held in “street name,” you must obtain a valid proxy from your broker, bank, or other nominee.

Revoking your proxy

You can revoke your proxy at any time before your shares are voted at the meeting by (i) sending a written notice to William Swain, Secretary, GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California, (ii) submitting by mail, telephone or the Internet another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy. Voting in person at the Annual Meeting will replace any previous votes submitted by proxy.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions.

If you are a stockholder of record and submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares FOR each of the nominees and FOR the ratification of Macias Gini & O’Connell LLP as our independent auditors for the fiscal year ending December 31, 2009. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the Annual Meeting.

If your shares are held in “street name” and you do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Both Proposal 1 (election of directors) and Proposal 2 (approval of auditors) involve matters that we believe will be considered routine. We have no proposals this year which we believe will be considered non-routine.

Withholding your vote, voting to “abstain” and “broker non-votes”

In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. Broker non-votes will be counted as part of the quorum but will not be counted for purposes of determining whether a proposal has been approved.

Votes required to hold the Annual Meeting

We need a majority of the voting power of our common stock outstanding on October 15, 2009 present, in person or by proxy, to hold the Annual Meeting (that is, have a quorum).

Votes required to elect directors and to adopt other proposals

Directors will be elected by a plurality of votes cast at the Annual Meeting. The affirmative vote of a majority of the voting power of our common stock that is present in person or by proxy at the Annual Meeting is required to ratify the appointment of Macias Gini & O’Connell LLP as our independent auditors for the fiscal year ending December 31, 2009.

Postponement or adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

Cost of Proxy Solicitation

We will pay the expenses of the preparation of our proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

Voting Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspectors of Election and published in our Annual Report on Form 10-K for the annual period ending December 31, 2009.

PROPOSAL I

ELECTION OF DIRECTOR

The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

•	Class I:	Michael Volker (one person; current nominee, term expires 2009)
•	Class II:	Robert Dilworth and August Klein (two persons; terms expire 2010)
•	Class III:	Gordon M. Watson (one person; term expires 2011)

One director is to be elected at this meeting to serve for a term of three years or until his successor is elected and qualified.

Nominee for Election at the 2009 Annual Meeting (to a three-year term expiring in 2012 – Class I)

The following sets forth information concerning the nominee:

Michael Volker, age 61, has served as one of our directors since July 2001. Since 1996, Mr. Volker has been Director of Simon Fraser University’s Industry Liaison Office. He is also Chief Executive Officer of WUTIF Capital, an “angel” fund that invests in technology startup companies.  Since 1998, Mr. Volker has been Chairman of VANTEC – Vancouver’s Angel Technology Network. From 1996 to 2001, Mr. Volker was Chairman of the Vancouver Enterprise Forum, a non-profit organization dedicated to the development of British Columbia’s technology enterprises. From 1987 to 1996, Mr. Volker was Chief Executive Officer and Chairman of the Board of Directors of RDM Corporation, a developer of specialized hardware and software products for both Internet electronic commerce and paper payment processing. From 1988 to 1992, Mr. Volker was Executive Director of BC Advanced Systems Institute, a hi-tech research institute. Since 1982, Mr. Volker has been active in various early stage businesses as a founder, investor, director and officer. Mr. Volker, a registered professional engineer in the Province of British Columbia, holds a Bachelor’s and Master’s degree from the University of Waterloo. Mr. Volker is also a director of Plutonic Power Corporation, and Greenangel Energy Corporation, both of which are listed on the Toronto Stock Exchange.

Current Directors Whose Terms Expire in 2010 (Class II)

Robert Dilworth, age 68, has served as one of our directors since July 1998 and was appointed Chairman in December 1999. In January 2002, Mr. Dilworth was appointed Interim Chief Executive Officer and in September 2006, Mr. Dilworth was appointed our full-time Chief Executive Officer. From 1987 to 1998, Mr. Dilworth served as the Chief Executive Officer and Chairman of the Board of Metricom, Inc., a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1988, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Mr. Dilworth is currently a director of eOn Communications Corporation, which is listed on NASDAQ, and Public Wireless, Inc., a privately-held company.

August P. Klein, age 73, has served as one of our directors since August 1998. In 1995 Mr. Klein founded JSK Corporation, a general contracting firm. Mr. Klein was an initial member of JSK Corporation’s board of directors and served as its initial Chief Executive Officer until his retirement in 1999. Mr. Klein remains a member of JSK Corporation’s board of directors. From 1989 to 1993, Mr. Klein was founder and Chief Executive Officer of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as Chief Executive Officer of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein is a director of QuickSite Corporation, a privately-held corporation, has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988, and during 2009 was selected to serve as a trustee of the United States Supreme Court Historical Society. Mr. Klein holds a B.S. in Mathematics from St. Vincent College.

Current Director Whose Term Expires in 2012 (Class III)

Gordon M. Watson, age 73, has served as one of our directors since April 2002. In 1997, Mr. Watson founded Watson Consulting, LLC, a consulting company for early stage technology companies, and has served as its President since its inception. From 1996 to 1997, Mr. Watson served as Western Regional Director, Lotus Consulting of Lotus Development Corporation. From 1988 to 1996, Mr. Watson held various positions with Platinum Technology, Incorporated, most recently serving as Vice President Business Development. Mr. Watson holds a Bachelors of Science degree in electrical engineering from the University of California at Los Angeles, and has taught at the University of California at Irvine. Mr. Watson is Chairman and Chief Executive Officer of PerSage Inc., a privately-held company and he is also a director of PATH Reliability, Inc., a privately-held company. Mr. Watson serves on advisory boards for Mobophiles, Inc., and Sterling Pear, Incorporated, each of which is a privately-held company..

Executive Officer that is not a Director

William Swain, age 68, has served as our Chief Financial Officer and Secretary since March 2000. Mr. Swain was a consultant from August 1998 until February 2000, working with entrepreneurs in the technology industry in connection with the start-up and financing of new business opportunities. Mr. Swain was Chief Financial Officer and Secretary of Metricom Inc., from January 1988 until June 1997, during which time he was instrumental in private financings as well as Metricom’s initial public offering and subsequent public financing activities. Mr. Swain continued as Senior Vice President of Administration with Metricom from June 1997 until July 1998. Prior to joining Metricom, Mr. Swain held top financial positions with various companies in the computer industry. Mr. Swain holds a Bachelors degree in Business Administration from California State University of Los Angeles and is a Certified Public Accountant in the State of California.

Executive officers are elected annually by our board to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Our board of directors has determined that each of our non-employee directors (August Klein, Michael Volker and Gordon Watson), who collectively constitute a majority of our board, meets the general independence criteria set forth in the Nasdaq Marketplace rules. In addition, as further required by Nasdaq rules, our board has made a subjective determination as to each of the foregoing individuals that no relationships exist that, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board and Committee Meetings

Our board of directors has established two committees: an audit committee and a compensation committee. During 2008, our board met seven times, our audit committee met four times and our compensation committee met twice. Each director attended, either in person or by electronic means, at least 90% of the aggregate number of meetings of the board of directors and the number of meetings held by all committees on which he served during 2008.

The duties and responsibilities of the audit committee are described below under “Report of Audit Committee.” The audit committee is composed of August P. Klein (committee chairman), Michael Volker and Gordon Watson. The board has determined that each member of the audit committee meets the Nasdaq Marketplace Rules’ definition of “independent” for audit committee purposes.  The board of directors has also determined that Mr. Klein meets the SEC definition of an “audit committee financial expert.”

The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee does not have a written charter. The compensation committee is composed of Gordon Watson and August Klein, each of whom is an independent director. The compensation committee annually reviews and determines both the cash and non-cash components of compensation paid to our directors and executive officers. The compensation committee does not rely on the use of outside consultants while carrying out its duties; however, they have utilized information published by independent organizations such as the American Electronics Association and Culpepper and Associates for insight as to general compensation levels currently being offered in our industry. Due to the small size of our company, it is not practical for the compensation committee to delegate its functions to other parties and historically no such delegation has occurred. Our executive officers have historically not performed any role in determining or recommending the amount or form of executive or director compensation.

We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the nomination process. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders because historically we have not received recommendations from our stockholders.

Stockholders may propose director nominees for consideration by our board of directors. Stockholders can propose qualified candidates for director nominees by submitting, in writing, the names, appropriate biographical information and qualifications of such nominees to: William Swain, Chief Financial Officer and Secretary, GraphOn Corporation, 5400 Soquel Avenue, Suite A2, Santa Cruz, California 95062. Properly completed submissions that are received will be forwarded to the board of directors for further review and consideration. In considering any nominee proposed by a stockholder, the directors will reach a conclusion based on the factors described below. The board does not intend to evaluate candidates proposed by stockholders any differently than other candidates. After full consideration, the stockholder proponent will be notified of the decision of the board of directors.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. The board of directors would consider, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our chief executive officer, chief financial officer and controller. Our code of ethics is made available at our website at: www.graphon.com. Follow the link to “About GraphOn” to the link for “Corp. Governance” and then “Code of Ethics.”

Stockholder Communication with Board Members

           We maintain contact information for stockholders, both telephone and email, on our website (www.graphon.com) under the heading “About GraphOn.” By first clicking on the “About GraphOn” link and then following the “Contact Us” link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor/Public Relations. Communications sent to Investor/Public Relations and specifically marked as a communication for our board will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications received via telephone or mail for the board are forwarded to the board by one of our employees.

Board Member Attendance at Annual Meetings

           Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All of our directors attended our 2008 annual meeting of stockholders.

Board Recommendation

The board unanimously recommends a vote FOR the election of the nominee to serve as A Class I director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2008 and 2007, respectively, concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2008.

Summary Compensation Table
Name and Principal Position	Year	Salary	Option Awards (1)	All Other Compensation	Total
Robert Dilworth	2008	$ 311,131	$ 35,743	—	$ 346,874
Chief Executive Officer	2007	$ 296,852	$ 36,734	—	$ 333,586
William Swain	2008	$ 157,511	$ 22,045	$ 2,000 (2)	$ 181,556
Chief Financial Officer	2007	$ 149,569	$ 28,085	$ 2,000 (2)	$ 179,654

(1)
The amounts listed in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal year in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” (“FAS No. 123R”), and include amounts from awards granted in and prior to 2008 and 2007, respectively.  Prior to our adoption of FAS No. 123R, on January 1, 2006, we used the intrinsic-value method, as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and interpretations thereof (collectively “APB 25”).  We estimated the fair value of stock options at their grant date by using the Black-Scholes option pricing model with the following weighted average assumptions for grants made prior to 2006 that are included in the Summary Compensation Table:  dividend yield, 0; risk free interest of 1.5% to 2.5%; expected volatility of 60%; and an expected life of 5 years.  The assumptions used in the valuations of the stock options awarded in 2008 and 2007, subsequent to our adoption of FAS No. 123R, are set forth in Note 1 to our consolidated financial statements, appearing in our Form 10-K as filed with the SEC on March 31, 2009.

(2)	Company contribution to the 401(k) Plan.

Mr. Dilworth began as Chief Executive Officer (Interim) during January 2002 and became full-time Chief Executive Officer during September 2006. Mr. Dilworth elected, during his term as interim Chief Executive Officer, to forgo the cash compensation we pay all directors for their attendance at board and committee meetings as well as the quarterly retainer.

The recognized stock-based compensation expense listed as Option Awards for Mr. Dilworth in the above Summary Compensation Table for the year ended December 31, 2008 was derived from option awards made on January 27, 2005, January 26, 2006, January 15, 2007, and January 2, 2008 in the amount of 200,000, 125,000, 125,000, and 125,000 options, respectively, at exercise prices of $0.43, $0.21, $0.17, and $0.38 per share, respectively.

The recognized stock-based compensation expense listed as Option Awards for Mr. Dilworth in the above Summary Compensation Table for the year ended December 31, 2007 was derived from option awards made on November 11, 2004, January 27, 2005, January 26, 2006, and January 15, 2007 in the amount of 40,000, 200,000, 125,000, and 125,000 options, respectively, at exercise prices of $0.34, $0.43, $0.21, and $0.17 per share, respectively.

The recognized stock-based compensation expense listed as Options Awards for Mr. Swain in the above Summary Compensation Table for the year ended December 31, 2008 was derived from option awards made on January 27, 2005, January 26, 2006, January 15, 2007, and January 2, 2008 in the amount of 160,000, 75,000, 75,000, and 75,000 options, respectively, at exercise prices of $0.43, $0.21, $0.17, and $0.38 per share, respectively.

The recognized stock-based compensation expense listed as Options Awards for Mr. Swain in the above Summary Compensation Table for the year ended December 31, 2007 was derived from option awards made on January 27, 2005, January 26, 2006, and January 15, 2007 in the amount of 160,000, 75,000, and 75,000 options, respectively, at exercise prices of $0.43, $0.21, and $0.17 per share, respectively.

All such options granted to Mr. Dilworth and Mr. Swain were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.  Should either Mr. Dilworth’s or Mr. Swain’s service cease prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

Pursuant to his employment letter agreement, Mr. Swain would be entitled to three-months’ severance of his then base salary in the event of a merger or acquisition which lead to a change in the nature, reduction or elimination of his duties, a reduction in his level of compensation, relocation of the corporate office by more than 50 miles from its then current location or his termination.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards At Fiscal Year-End
Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Robert Dilworth	100,000 (2)	$ 0.25	03/04/12
Chief Executive Officer	40,000 (2)	$ 0.18	05/04/13
	300,000 (3)	$ 0.34	11/14/14
	200,000 (2)	$ 0.43	01/26/15
	125,000 (2)	$ 0.21	01/25/16
	125,000 (2)	$ 0.17	01/15/17
	125,000 (2)	$ 0.38	01/01/18
William Swain	40,000 (2)	$ 0.18	05/04/13
Chief Financial Officer	380,000 (3)	$ 0.34	11/14/14
	160,000 (2)	$ 0.43	01/26/15
	75,000 (2)	$ 0.21	01/25/16
	75,000 (2)	$ 0.17	01/15/17
	75,000 (2)	$ 0.38	01/01/18

(1) As of December 31, 2008. On January 2, 2009, Mr. Dilworth and Mr. Swain were granted 125,000 and 75,000 options, respectively, at an exercise price of $0.05 per share with such exercise price being equal to the fair market value on the grant date. All such options were immediately exercisable upon grant and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. Each of these options will be fully vested on January 2, 2012 and will expire on January 1, 2019. If Mr. Dilworth’s or Mr. Swain’s employment ceases prior to full vesting of the options, we have the right to repurchase, at the exercise price, any shares issued upon exercise of options not vested.

(2) All such options were immediately exercisable upon grant and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date. For Mr. Dilworth, the options identified in this footnote were, or will be, fully vested on the following dates: March 5, 2005, May 4, 2006, January 25, 2008, January 25, 2009, January 15, 2010, and January 1, 2011, respectively.  For Mr. Swain, the options identified in this footnote were, or will be, fully vested on the following dates: May 4, 2006, January 25, 2008, January 25, 2009, January 15, 2010, and January 1, 2011, respectively.  If Mr. Dilworth’s or Mr. Swain’s employment ceases prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

(3) Mr. Dilworth and Mr. Swain voluntarily surrendered, on May 14, 2004, 260,000 and 380,000 out-of-the-money options, respectively, in conjunction with participation in a voluntary stock option exchange program. New option grants equal to the number cancelled were made on November 15, 2004.  All such options were fully vested as of November 14, 2005.  On November 15, 2004, Mr. Dilworth was granted 40,000 options in his capacity as a director.  These options became fully vested on November 14, 2007.

Compensation of Directors

During the years ended December 31, 2008 and 2007, our non-employee directors were eligible to be compensated at the rate of $1,000 for attendance at each meeting of our board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a board committee, and a $1,500 quarterly retainer. Additionally, non-employee directors are granted stock options periodically, typically on a yearly basis.

Director Compensation
Name	Year	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
August Klein	2008	$ 18,000	$ 22,045	$ —	$ 40,045
	2007	16,500	31,306	—	47,806

Michael Volker	2008	16,000	22,045	—	38,045
	2007	15,500	30,662	—	46,162

Gordon Watson	2008	17,000	22,045	—	39,045
	2007	15,500	30,146	—	45,646

(1) The amounts listed in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008 and 2007, in accordance with FAS No. 123R, and include amounts from awards granted in and prior to 2008 and 2007, respectively.  We estimated the fair value of stock options at their grant date by using the Black-Scholes option pricing model with the following weighted average assumptions for grants made prior to 2006 that are included in the Summary Compensation Table:  dividend yield, 0; risk free interest of 1.5% to 2.5%; expected volatility of 60%; and an expected life of 5 years.  The assumptions used in the valuations of the stock options awarded in 2008 and 2007, subsequent to our adoption of FAS No. 123R, appear in Note 1 to our consolidated financial statements, which appear in our Form 10-K as filed with the SEC on March 31, 2009.

The recognized stock-based compensation expense listed as Option Awards for all three non-employee directors in the above table for the year ended December 31, 2008 was derived from option awards made on January 27, 2005, January 26, 2006, January 15, 2007, and January 2, 2008 at exercise prices of $0.43, $0.21, $0.17, and $0.38 per share, respectively.  On such dates, Messrs. Klein, Volker, and Watson were each granted 160,000, 75,000, 75,000, and 75,000 options, respectively.  All such options granted to our non-employee directors were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.

The recognized stock-based compensation expense listed as Option Awards for all three non-employee directors in the above table for the year ended December 31, 2007 was derived from option awards made on May 14, 2004, January 27, 2005, January 26, 2006, and January 15, 2007 at exercise prices of $0.56, $0.43, $0.21, and $0.17 per share, respectively.  On such dates, Mr. Klein was granted 62,500, 160,000, 75,000, and 75,000 options, respectively, Mr. Volker was granted 50,000, 160,000, 75,000, and 75,000 options, respectively, and Mr. Watson was granted 40,000, 160,000, 75,000, and 75,000 options, respectively.  All such options granted to our non-employee directors were immediately exercisable upon their respective grant date and vest in thirty-three equal monthly installments, beginning in the fourth month after their respective grant date.

Should any non-employee director’s service cease prior to full vesting of the options, we have the right to repurchase any shares issued upon exercise of options not vested.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2008, the compensation committee was comprised of Gordon Watson and August Klein, each of whom is a non-employee director. August Klein is the committee chairman.

REPORT OF AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. GraphOn’s audit committee charter is made available at its web-site at: www.graphon.com. Follow the link to “About GraphOn” to the link for “Corp. Governance” and then “Audit Committee Charter.” The functions of the audit committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	consider the adequacy and effectiveness of the accounting and financial controls;

•	pre-approve audit and non-audit services;

•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

•	review and approve any related party transactions; and

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

           Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with the standards set forth by the Public Company Accounting Oversight Board and to issue a report thereon. The committee’s responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

In fulfilling its oversight responsibilities, the audit committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of both the quality and acceptability of the accounting principles applied, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies and the clarity of disclosures in the financial statements. In addition, the audit committee discussed the rules under The Sarbanes-Oxley Act of 2002 that pertain to the audit committee and the roles and responsibilities of the audit committee members.

During the year ended December 31, 2008, GraphOn’s independent certified public accountants were Macias Gini & O’Connell LLP. In addition to audit-related services, Macias Gini & O’Connell LLP also performed non-audit related services that consisted primarily of tax services for GraphOn during 2008. The audit committee reviewed Macias Gini & O’Connell LLP’s judgments of both the quality and acceptability of the accounting principles applied by management and such other matters that are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

In overseeing the preparation of GraphOn’s financial statements, the audit committee met with both GraphOn’s management and Macias Gini & O’Connell LLP, with and without management being present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. GraphOn’s management advised the audit committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that they complied with the rules of Sarbanes-Oxley. The audit committee’s review included discussions with Macias Gini & O’Connell LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), which has superseded Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

On the basis of these reviews and discussions, the audit committee recommended to the board of directors that it approve the inclusion of the audited financial statements in GraphOn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

The audit committee has also evaluated the performance of Macias Gini & O’Connell LLP, including, among other things, the amount of fees paid to them for audit and non-audit related services in 2008. Information related to Macias Gini & O’Connell LLP’s fees for 2008 and 2007 are discussed below in the proxy statement under “Proposal II – Ratification of Selection of Independent Auditors.” Based on its evaluation, the audit committee has selected Macias Gini & O’Connell LLP to serve as GraphOn’s auditors for the fiscal year ending December 31, 2009.

October 15, 2009                                                                           THE AUDIT COMMITTEE
August P. Klein, Chairman

Michael Volker

Gordon M. Watson

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of October 15, 2009, with respect to the beneficial ownership of shares of our common stock held by:  (i) each director; (ii) each person known by us to beneficially own 5% or more of our common stock; (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the following stockholders is c/o GraphOn Corporation, 5400 Soquel Avenue, Suite A-2, Santa Cruz, California 95062.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Class (%)
Robert Dilworth (3)	1,193,820	2.5
William Swain (4)	917,000	1.9
August P. Klein (5)	745,760	1.6
Michael Volker (6)	638,200	1.3
Gordon Watson (7)	580,000	1.2
AIGH Investment Partners, LLC (8) 6006 Berkeley Avenue Baltimore, MD 21209	9,120,417	18.3
Kennedy Capital Management, Inc. (9) 10829 Olive Boulevard St. Louis, MO 63141	3,199,498	6.8
Paul Packer (10) 60 Broad Street, 38th Floor New York, NY 10004	4,111,210	8.4
All current executive officers and directors as a group (5 persons)(11)	4,074,780	8.1

(1)
As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security.  Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock.  With respect to each stockholder, any shares issuable upon exercise of options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of October 15, 2009 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage ownership of our common stock is based on 46,834,292 shares of common stock outstanding as of October 15, 2009.
(3)	Includes 1,140,000 shares of common stock issuable upon the exercise of outstanding options.
(4)	Includes 880,000 shares of common stock issuable upon the exercise of outstanding options.
(5)	Includes 595,000 shares of common stock issuable upon the exercise of outstanding options.
(6)	Includes 560,000 shares of common stock issuable upon the exercise of outstanding options.
(7)	Includes 580,000 shares of common stock issuable upon the exercise of outstanding options.
(8)
Based on information contained in a Schedule 13G/A filed by AIGH Investment Partners, LLC on March 3, 2008.  Includes 3,040,139 shares of common stock issuable upon the exercise of outstanding warrants.  Orin Hirschman is the managing member of AIGH Investment Partners, LLC.

(9)
Based on information contained in a Schedule 13G/A filed by Kennedy Capital Management, Inc., an investment advisor, on March 13, 2009.  Kennedy Capital Management has the sole power to vote or direct the vote of 2,891,898 shares and the sole power to dispose or direct the disposition of 3,199,498 shares.

(10)
Based on information contained in a Schedule 13G/A filed by Paul Packer and related parties on February 13, 2009. Mr. Packer has sole voting and dispositive power with respect to 1,215,017 shares held or issuable upon exercise of outstanding warrants held by Mr. Packer and Mr. Packer shares voting and dispositive power with respect to an aggregate 2,896,193 shares held or issuable upon exercise of outstanding warrants held by Globis Overseas Fund Ltd. and Globis Capital Partners, LP.

(11)	Includes 3,755,000 shares of common stock issuable upon the exercise of outstanding options.

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our audit committee has selected Macias Gini & O’Connell LLP to audit our accounts for the fiscal year ending December 31, 2009. Such firm, which has served as our independent auditors since February 9, 2005, has reported to us that none of its members has any direct financial interest or material indirect financial interest in our company.

A proposal will be presented at the annual meeting to ratify the audit committee’s appointment of Macias Gini & O’Connell LLP as our independent auditors. Although stockholder ratification of the audit committee’s action in this respect is not required, our board of directors considers it desirable for stockholders to pass upon such appointment.

A representative of Macias Gini & O’Connell LLP is expected to attend the annual meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

Fees for professional services provided by Macias Gini & O’Connell LLP for the years ended December 31, 2008 and 2007 were as follows:

Category	2008	2007
Audit fees	$ 144,300	$ 154,900
Audit – related fees	—	1,300
Tax fees	15,000	14,000
Other fees	—	—
Totals	$ 159,300	$ 170,200

Audit fees include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the Securities and Exchange Commission.  Audit-related fees include consultations regarding revenue recognition and new accounting pronouncements, particularly; FIN 48 (2007) and interpretations thereof, as they related to the financial reporting of certain transactions.  Tax fees included tax compliance and tax consultations.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Board Recommendation

The board unanimously recommends a vote FOR ratification of the selection of Macias Gini & O’Connell LLP as our independent auditors for the fiscal year ending December 31, 2009.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are GraphOn stockholders will be “householding” our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to William Swain, our Secretary, at our address or contact William Swain at (800) 472-7466.  Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker.

2010 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2010 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal offices not later than June 21, 2010. Such proposals should be submitted, in writing, to GraphOn Corporation, Attn: William Swain, Secretary, 5400 Soquel Avenue, Suite A2, Santa Cruz, CA 95062.

ACCOMPANYING INFORMATION

Accompanying this proxy statement is a copy of our annual report to stockholders on Form 10-K, for our fiscal year ended December 31, 2008. Such annual report includes our audited financial statements for the two fiscal years ended December 31, 2008. No part of such annual report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

GRAPHON CORPORATION
5400 Soquel Avenue, Suite A2
Santa Cruz, California 95062

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the “Company”) held of record by the undersigned on October 15, 2009, at the Annual Meeting of the Stockholders to be held on November 18, 2009 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals I and II.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GRAPHON CORPORATION

November 18, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at:
http://proxymaterials.graphon.com

Please sign, date and mail your proxy card
in the envelope provided as soon as possible

Please detach along the perforated line and mail in the envelope provided
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS I AND II.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

I.	Election of Director: The nominee for Class I of the Board of Directors is listed below:

[   ] For nominee                                                                             Michael Volker
[   ] Withhold authority for nominee

II.	To ratify the selection of Macias Gini & O’Connell LLP	[ ] For
as the Company’s independent auditors for the fiscal                                          [   ] Against
year ending December 31, 2009                                                                                 [    ] Abstain

III.	To transact such other business as may properly come before the meeting.

To change the address on your account, please check the box at right [   ] and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:                                                                                                Date:

Signature of Stockholder:                                                                                                Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.